1607 E Big Beaver Rd Suite #110, Troy, MI 48083
Customer Service 1.877.VISALUS
Fax Form to 877.547.1570

Independent Promoter (IP) Application

☐ Amended

STEP 1: Join Our Team *please choose an enrollment option*

☐ **Basic Promoter $49**



☐ **Executive Success System (ESS) $499**
$1,125 Value!


2% BV
OVER $500 IN PRODUCTS


Mentorship Series

☐ **ESS with Samples $999**
$1,751 Value!


OVER $600 IN SAMPLES
x50
x25

STEP 2: Select Your Monthly Challenge Kit *Choose the items you would like shipped to you each month.*



☐ **Balance Kit** $49
$68 Retail Value
Save $19



☐ **Shape Kit** $99
$136 Retail Value
Save $37



☐ **Core Kit** $199
$278 Retail Value
Save $79



☐ **Transformation Kit** $249
$339 Retail Value
Save $90



☐ **Fit Kit** $299
$409 Retail Value
Save $110

Choose your Auto-Ship date: ☐ 5th ☐ 12th ☐ 19th

ESS enrollment Auto-Ship orders will be processed and shipped starting next month on the selected date. Basic enrollment Auto-Ship orders will be processed and shipped with your enrollment package. If selected date lands on a weekend or holiday, orders will be processed the last business day prior.

Join the Body by Vi™ *community!* Challenge


HELP FEED HUNGRY KIDS!

QTY ☐ **30 Childrens' Meals Donation**
Auto Ship ☐ $24
Meal for Meal Match!

STEP 3: Additional Products

All additional product orders will be processed and shipped with your enrollment package.

QTY	ITEM NAME	ITEM PRICE	AUTO-SHIP	ONE-TIME
	50 Taster Packs	$250	☐	☐
	25 Starter Packs	$250	☐	☐
	ViSalus Go™–2 oz Shots	$48/box	☐	☐
	ViSalus Pro™–Drink Mix	$32/box	☐	☐
	Vi-pak®	$99	☐	☐

QTY	ITEM NAME	ITEM PRICE	AUTO-SHIP	ONE-TIME
Nutra Cookie–Pick a Flavor				
	Oatmeal Raisin	$34/box	☐	☐
	Peanut Butter	$34/box	☐	☐
	Chocolate Chip	$34/box	☐	☐

See Product Price Sheet for Item Numbers and pricing information.

STEP 4: Vi-Net Login & Additional Tools

Please select a unique username and password to access your ViSalus Back Office.

If neither **Username** choice is available, username will default to your mailbox number.

Passwords must have 6–16 characters and contain at least one letter and one number, e.g., rsmith2.

(1st Choice): ________________ ________________

(2nd Choice): ________________

You will automatically be subscribed to Vi-Net Pro *plus* ViSalus Success Club Subscription for $29/mo.

☐ **Upgrade to Vi-Net Pro Swipe for $39/mo and get The Swiper for $49** *(one time charge)*



To change or cancel, call ViSalus Customer Service at 1-877-VISALUS.

STEP 5: Personal Information

w IP# or SSN: ________________

Enroller Last Name: ________________ First Name: ________________

The Enroller is an existing IP that refers a new IP. The Enroller can place the new IP anywhere in the depth of his/her organization. Once the enrollment process is complete the enroller can add/change sponsor information in the "Waiting Room" found in Vi-Net.

Last Name: ________________ **First Name:** ________________

SSN or Tax ID: ________________ Birth Date: ____/____/______

Company Name: ________________
If doing business as a legal entity, complete and attach the Company Enrollment Form. (Required)

Shipping/Mailing Address: ________________

Apt/Suite: ________________

City: ________________ State: ________ Zip: ________

Billing Address: ________________

Apt/Suite: ________________

City: ________________ State: ________ Zip: ________

Communication Preferences:

Home Phone #: ________________ Mobile Phone #: ________________

Mobile Phone Provider: Required for ViSalus Mobile Updates (SMS) ________________

E-mail Address: ________________

Receive ViSalus News & Updates via: Check at least one

☐ Phone ☐ Email ☐ Mobile Text Message (SMS) ☐ None

Language Preference: ☐ English ☐ Spanish ☐ Both

Gender: ☐ Male ☐ Female

Billing Information:

Full Name on Credit Card: ________________

Credit Card Number: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

Expiration Date: ________________ Security Code: ________________

Card Type: *(circle one)* VISA MasterCard DISCOVER AMERICAN EXPRESS

Cardholder Signature: ________________

I authorize ViSalus Sciences to charge my account for the amount listed. I promise to pay such amount to and in agreement governing the use of such card. I understand that ViSalus Sciences will apply Taxes, Shipping and Handling charges to my order. If order is Auto-Ship or monthly Vi-Net Subscription, I authorize ViSalus to ship/charge these products monthly. Cancellations must be submitted at least 5 days prior to the Auto-Ship date or Vi-Net billing date.

I understand that to become an Independent Promoter (IP) of ViSalus I am only required to submit this Agreement. I further acknowledge that my advancement in the ViSalus marketing plan is based solely upon the acquisition of customers. My purchase of sales aids or training material, or attendance at training classes, is strictly optional and at my discretion. I also understand that if I choose to enroll or sponsor other individuals to participate in ViSalus' marketing plan, I will only be compensated based upon the activities of other IP's to the extent of their sales made to customers.

By my signature below and initials on the IP Terms of Agreement on the reverse side, I acknowledge that I have carefully read this Agreement and I am willing to accept the terms and conditions herein and on the reverse side.

I understand that the terms of this document shall be a binding Agreement between ViSalus and me and upon receipt of this Agreement. I have read and understand ViSalus' Policies and Procedures and Compensation Plan, which are incorporated by the reference herein, and agree to abide by them as they may be amended at any time.

I UNDERSTAND THAT I MAY CANCEL THIS AGREEMENT WITHOUT PENALTY OR OBLIGATION AT ANY TIME, FOR ANY REASON. I UNDERSTAND THAT MY NOTICE OF CANCELLATION MUST BE SUBMITTED IN WRITING TO THE COMPANY AT ITS PRINCIPAL BUSINESS ADDRESS. PLEASE SEE OTHER SIDE FOR TERMS.

Applicant Signature: X ________________ Date: ________________

This application is not considered complete unless ViSalus receives both the signed and dated Application (page 1) and the initialed Terms of Agreement (page 2)

© 2012 ViSalus All Rights Reserved. D1000US-23 1/2

IP Terms of Agreement

1607 E Big Beaver Rd Suite #110, Troy, MI 48083

Customer Service 1.877.VISALUS

Fax Form to 877.547.1570

1.	I acknowledge that I am of legal age to enter into this Agreement.

2.	I understand and acknowledge that this Agreement is not binding until received and accepted by VISALUS.

3.

I agree that as a Promoter, I am responsible for determining my own business activities and that I am not an agent, employee or legal representative of VISALUS. I am responsible for the payment of all federal and state employment taxes and any other tax required under any federal, state or regulatory law. In the event that I fail to provide VISALUS a valid Social Security Number or employer identification number, VISALUS may withhold commissions due to me until a valid number is provided.

4.	I understand that I am not being sold a franchise or business opportunity.

5.

I may terminate this Agreement for any reason, at any time, by giving VISALUS prior written notice. VISALUS may terminate this Agreement in writing upon violation of policies and procedures or in the event I violate any part of this Agreement. In such event, no further commissions will be paid by VISALUS. To terminate this Agreement, I must mail or deliver personally to VISALUS, a signed, dated written notice of cancellation sent to: ViSalus Sciences, 1607 East Big Beaver, Suite 110, Troy, Michigan 48083.

6.

I agree that as a VISALUS Promoter, I shall place primary emphasis upon the sale of Products and Services to non-promoter consumers as a condition of my receipt of commissions. Commissions I receive will be based upon fulfilling certain terms of qualification as set forth by the Marketing Program and Compensation Plans as may be amended from time to time. A three ($3.00) Dollar processing fee will apply to all payments.

7.

I agree to keep accurate records and to abide by all federal, state, and local laws and regulations governing the sale or solicitation of the products and services marketed by VISALUS including, but not limited to, any and all permits and licenses required to perform under this Agreement.

8.

I understand that no attorney general or other regulatory authority ever reviews, endorses, or approves any product, subscription, compensation program or company, and I will make no such claim to others.

9.

I understand that a $25 Administration Fee will be charged annually to my credit card on file with ViSalus. This fee is for services, which include, but are not limited to, downline reporting, customer tracking and accounting services. The Administration Fee will be charged in the month of my enrollment anniversary and if not paid will result in my Promotership being placed on Financial Hold for up to 120 days. If the Administration Fee remains unpaid 120 days after it was due, my Promotership will be terminated and I will forfeit any commissions that were held since the time I was placed on Financial Hold. If my Promotership is terminated, I understand that I must re-enroll as a brand new Promoter and will not be placed back in my original spot if I wish to pursue the ViSalus opportunity

10.

I agree that VISALUS shall not be liable under any circumstances for any damage or loss of any kind, including indirect, special, punitive, compensatory, or consequential damages, losses or profits which may result from any cause, including but not limited to, breach of warranty, delay, act, error or omission of VISALUS, or in the event of discontinuation or modification of a product or service offered by VISALUS.

11.

VISALUS shall periodically make sales literature and/or promotional materials available. However, I am under no obligation to purchase any materials or literature at any time. Refunds shall not be allowed under any circumstances, including, but not limited to, termination of this Agreement, obsolescence of such sales literature or promotional materials, or any other reason. Except as specified in paragraph 24.

12.

I agree that as a Promoter, this Agreement grants me the limited authority to promote and sell the products VISALUS markets subject to the terms and conditions established by VISALUS from time to time.

13.

I will not make any false or misleading statements about VISALUS or its marketing program. I agree that I will operate in a lawful, ethical and moral manner and will not engage in or perform any misleading, deceptive or unethical practices. In the event I violate any of these conditions, my position may be terminated without further payment or compensation of any kind.

14.

I acknowledge that I am responsible for supervising and supporting Promoters I sponsor into the program and in my commissionable network. I agree to maintain monthly communication and support to those individuals in my commissionable network through written or verbal communication and attendance at meetings.

15.

I acknowledge that VISALUS expressly reserves all proprietary rights to the company name, logo, trademarks, service marks (“Proprietary Marks”) and copyrighted materials. I understand, acknowledge and agree that any monies which I pay VISALUS are in consideration of my receiving a non-exclusive license, during the term of this Agreement to use the Proprietary Marks of VISALUS in conjunction with the marketing program provided to me. I further agree that I will not use VISALUS’s Proprietary Marks in any form whatsoever except as permitted in writing by VISALUS or in advertising or promotion materials provided, designed or published by VISALUS. I understand that I may not photocopy or duplicate any materials provided by or purchased from VISALUS without written authorization and that the unauthorized use of any Proprietary Mark is a violation of federal law and this Agreement, constituting grounds for termination of this Agreement by VISALUS.

16.

I understand that as a Promoter, I am free to select my own means, methods and manner of operation and that I am free to choose the hours and location of my activities under this Agreement, subject only to the terms of this Agreement and VISALUS Policies and Procedures.

17.

I acknowledge that I am not guaranteed any income nor am I assured any profits or success. I certify that no claims of guaranteed profits or representations of expected earnings that might result from my efforts have been made by VISALUS or any VISALUS Promoters. In this connection, I shall not represent directly or indirectly that any person may, can or will earn any stated gross or net amount, nor that sponsorship of others is easy to secure or retain, or that substantially all Promoters will succeed.

18.

I acknowledge that I have the right to sign up as many personal customers as I wish. I will receive a commission each month from my personal customers’ purchases and my downline network in accordance with the VISALUS Compensation Plan then in effect.

19.

I agree to indemnify and hold harmless VISALUS from any and all claims losses, damages and expenses, including any attorney’s fees, arising out of my actions or conduct in violation of this Agreement, Compensation Plan or any Policy or Procedure of VISALUS. I agree that in order to recoup any damages and expenses it has incurred due to such violation(s), VISALUS may offset any commissions or other payments due me. In the event a dispute arises as to the respective rights, duties and obligations under this Agreement, Compensation Plan or the Policies and Procedures of VISALUS, it is agreed that such disputes shall be exclusively resolved in the Circuit Court for Oakland County, State of Michigan, or Federal Court located in Detroit, Michigan. Michigan law shall apply to the resolution of all disputes. Louisiana residents may choose Louisiana law and jurisdiction.

20.

I acknowledge that I have read and fully understand the VISALUS Policies and Procedures and Compensation Plan, which are incorporated herein by reference and are binding upon me. In order to maintain a viable marketing program and to comply with changes in federal, state or local laws or economic conditions, VISALUS may revise its Compensation Plan and Policies and Procedures from time to time. All changes thereto shall be effective upon verbal or written notice to me and become a binding part of this Agreement. The home office prior to use or publication must approve all advertisements using the Proprietary Marks of VISALUS.

21.

I acknowledge that this Agreement, Compensation Plan and the Policies and Procedures incorporated herein by reference, constitute the entire Agreement between the parties and shall not be modified or amended except in writing signed by VISALUS. This Agreement shall be binding upon and inure to the benefit of heirs, successors, and permitted assigns of the parties hereto. If any provision of the Agreement is determined by any authority of competent jurisdiction to be invalid or unenforceable in part or in whole for any reason whatsoever, the validity of the remaining provisions or portions thereof shall not be affected thereby.

22.	I agree to abide by the terms of the noninterference and non-disclosure policy of VISALUS.

23.	During the term of this agreement (and any renewals), I will not sell any products, services or business opportunities for any entity competing with ViSalus.

24.

During the term of this agreement (and any renewals) I will not participate in any other network marketing companies. In addition, during the terms of the Agreement and for (1) one year thereafter, I will not solicit or recruit, ViSalus employees or Promoters, whether active or inactive, to participate in any network marketing program. I acknowledge that my violation of this provision will result in immediate termination of my Promotorship and payments of any kind.

25.

ViSalus ESS and Business Opportunity Return Policy: An Independent Promoter who cancels their Promotership within 30 days of enrollment may return unused products from the Executive Success System which are unopened and in resalable condition. A refund will be issued for the value of the Business Opportunity ($49) and the value of unused and saleable products up to $450. If an Independent Promoter cancels their Promotership within their first year but more than 30 days after their enrollment date, the same guidelines apply however returned, saleable products will result in a product credit equal to the discounted value of those products (up to $450) rather than a refund and will be subject to a restocking fee.

Please initial here              to acknowledge that you have read and agree to the above Terms of Agreement. Your application is not complete unless you initial this page and submit with your Independent Promoter Application.

© 2012 ViSalus All Rights Reserved. D1000US-23 2 /2

Policies & Procedures

Guidelines for a successful business

LIFE. HEALTH. PROSPERITY.

The Distributor Code of Ethics

As a ViSalus Sciences® Independent Distributor, I agree to uphold the integrity of the company. I will be honest and fair in all of my dealings while acting as an Independent Distributor of ViSalus™.

I will perform all of my professional activities in a manner that will enhance my personal reputation, as well as uphold the positive reputation established by ViSalus™.

I will be respectful to every person contacted in the course of my ViSalus™ business. I understand that any harassment or improper treatment of individuals can be grounds for the deactivation of my Distributorship.

I will fulfill my leadership responsibilities as a Sponsor, including the training and support of the Distributors in my organization.

I will not misrepresent ViSalus™ products or compensation plan, nor will I engage in any other deceptive or illegal practice while representing ViSalus.

I will make only such claims for the products that are proven and are approved by the company.

I will conduct my independent ViSalus™ business in such a manner as to respect the products and professionalism of other companies.

I realize that cooperative marketing is an exciting way of bringing a vast array of products and services to the market place, and that ViSalus™ seeks to further the cause of personal independence and true financial freedom.

I will remember, at all times, that only through service, to both customers and Distributors, will real success truly manifest.

Policies & Procedures

I. REQUIREMENTS TO BECOME AN INDEPENDENT DISTRIBUTOR (ID)

Legal Age:

All persons applying to become an Independent Distributor (ID) must be eighteen (18) years of age or older.

ID Agreement:

All ID’s must submit an ID Agreement to register with ViSalus and to receive commissions.

Identification Requirements:

ViSalus will use the Social Security numbers of all ID’s for purposes of internal identification. All Distributors will be given unique Distributors Identification Numbers that will be used to track all transactions and communication with ViSalus. Both Social Security numbers and Distributor Identification Numbers will be kept strictly confidential, except where appropriately and legally required for submission to government agencies

II. LEGALE ENTITIES AS ID’S

Corporations & Partnerships:

To become a new ID as a corporation, partnership, trusts, or to change status, one must complete and submit the Corporation Enrollment Information document, along with their Independent Distributor Application. This includes providing copies of all D.B.A. papers and the Employer Identification Number (EIN) to ViSalus. All Social Security numbers and names of each partner, principal, stockholder, officer and director must be provided. The partner who submits the form must be authorized to enter binding contracts on behalf of the partnership or corporation. It is not permissible for partners applying as a partnership or corporation to have been or to currently be ID’s of another partnership or corporation within twelve (12) calendar months preceding the execution of the agreement. If so desired, written notification of resignation of position must be received by ViSalus and be on file for no less than one (1) year in order for the request to be approved. If an active ID desires to change status from an individual to that of a partnership or corporation, this policy does not apply, providing there is no request for change of sponsoring/referring ID. A partnership or corporation may become an ID subject to review and approval by ViSalus. However, no individual may participate in more than one (1) position in any form.

Marriages:

A husband and wife may operate as ID’s jointly or separately. If they desire two positions, one must be the enroller of the other. Should a husband/ wife divorce; ViSalus must be notified as to how the business is to be managed. All requests regarding changes of names or Identification Numbers of the ID position must be submitted to Distributor Relations in writing and agreed to by both parties. ViSalus reserves the right to verify all authorizations prior to making any changes. Otherwise, ViSalus will only recognize the individual whose Social Security number was originally listed on the ID Agreement. ViSalus will only continue to service the ID that remains in our system. This also applies to those relationships that qualify as common law marriages.

III. POSITION TERMINATION AND CANCELLATION

Termination:

To cancel an ID Agreement or resign as an ID, you must mail or fax, your request to ViSalus’ Distributor Relations with a signature. To reactivate a position, a written request must be submitted to Distributor Relations along with any past Distributor Administration Fees due. If you request your Distributorship to be canceled or terminated and later decide that you would like to reactive a Distributorship, you must wait a minimum of 12 months from the deactivation date. This 12 month waiting period does not apply to Distributors who have been migrated to Customer accounts due to failure to comply with the annual Distributor Administration Fee policy. Willing/Transferring or Selling an ID Position: ID’s positions may be transferred to another individual or corporation by sale or request. If an ID decides to sell a position he/she must provide ViSalus with the following documents in order for the transaction to take place:

1. Sale of Distributorship Document

2. New ID Agreement, signed by the purchaser

3. Copy of the purchaser’s D.B.A. papers (if applicable)

4. Twenty-Five ($25.00) transfer fee payable to ViSalus In addition, the ID selling or transferring their position cannot be involved in the act of cross line recruiting subsequent to the sale or transfer of the position. In the event that it has been determined that the seller is guilty of cross line recruiting, the transfer or sale of the position is null and void and the position will be deactivated permanently.

Return Policy for terminating ID’s:

ViSalus agrees to repurchase from a resigning or terminating ID all unencumbered products and sales aids purchased by the ID from the Company within the previous 30 days (or longer where required by law) which are unused and in commercially re-sellable condition. Any and all commissions and bonuses previously paid out on such sale will be retracted upon the return if said refund represents more than 50% of the product value originally received.

IV. RIGHTS OF ID’S

Qualifications for

Commissions and Bonuses

For more details please see your compensation plan manual. Note: ViSalus reserves the right to promote and demote ID’s at any time.

Debits:

ID’s are not required to subscribe or to purchase any product or service of any company with which ViSalus contracts, or to purchase or subscribe to any product or service that ViSalus itself provides in order to receive commissions. However, if an ID chooses to do so, they will pay all billing when due. If an ID becomes more than sixty (60) days past due on any bill for service or products provided by ViSalus or a company with which ViSalus contracts, the ID may have any check debited in order to cover the past due amount. The ID’s position may be subject to termination.

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Policies & Procedures

Check Minimums and Surcharge:

All checks issued by ViSalus are subject to a minimum of Twenty dollars ($20.00). Commissions and bonuses below Twenty dollar ($20.00) are held in escrow. Additionally, all checks are subject to a Three dollar ($3.00) administration fee. Minimums and surcharges also apply to all Prosperity Card loads.

Prosperity Card:

The Prosperity Card is available to all active ID’s and can be used as a debit MasterCard at ATM’s and POS locations. Weekly and monthly payment cycles are loaded to the Prosperity Debit MasterCard if the ID chooses this payment method instead of checks. Card loads are available instantly on the appropriate payday. A one-time fee of $4.95 (within the US) will be charged upon activating the Prosperity Card. Additional fees will be applied for services; full details will arrive with the card. You will be able to manage, track and take advantage of the many other benefits of your account online in the ViSalus Back Office.

Check Reissues:

Should an ID experience a delay in the receipt of his/her check and wish to be issued a new check, the ID will be responsible for a stop payment fee of Thirty dollars ($30.00) for the cancellation of the original check and that fee will be deducted from the replacement check.

Annual Administration Fee:

An annual $25 Administration Fee will be automatically charged to each ID in the month of their enrollment anniversary date. This fee is for services which include, but are not limited to, customer & organizational reporting, Customer & Distributor support, and annual accounting services. Failure to satisfy the Administration Fee will result in the Distributorship being placed on Financial Hold for up to 90 days. Any potential commissions will be forfeited during this time. If the Administration Fee remains unpaid after 90 days, the Distributorship will be deactivated and downgraded to a Customer Account assigned to their original Sponsor. All sponsor and enroller relationships will “roll up” to the next active upline Distributor. If a deactivated Distributor decides to once again pursue the ViSalus earnings opportunity, they must re-enroll as a brand new Distributor and will not be placed back in their original spot.

ORDERING, PAYMENT, SHIPPING AND RETURN POLICIES

Data entry procedures:

ID’s and Customers can place orders or enter new ID’s directly through the online system. Any orders placed by 11:59pm pst will be counted towards that same day’s production. Faxed product orders and ID agreements are entered into ViSalus’ system on the business day that they are received. Paperwork received after 4:00pm est will be processed the following business day. All illegible or incorrectly completed paperwork will be marked as “pending” and delayed in processing. Orders will be processed as received; therefore, ID’s should contact ViSalus to check on a “missing order” before submitting more than once. Paperwork must be 100% correct. It is the ID’s responsibility to verify the accuracy of the information of any new ID’s you sponsor or any customers acquired. ViSalus employees make every attempt to read handwriting, however if documents are illegible ViSalus cannot guarantee that they will be processed.

Methods of Payment/Delivery:

To process an order for products and materials, simply place an order via shopping cart online or call, fax or mail your order to the Order Entry Department. All major credit cards are accepted. Debit cards with Visa or MasterCard logo are also accepted. To pay for your order by money order, call ViSalus’ Order Entry and request a “quote” for your order. When mailing the money order, simply supply the order number given at the time of the quote or reference the term “quote” and the order will be shipped the day payment is received.

All ViSalus orders are shipped via UPS or USPS. (We cannot ship to a P.O. Box). Next Day Air or Two-Day Air Service is available at additional charges (express shipping not available via shopping cart). ID’s who would like to pick up orders may do so Monday through Friday from 9:30am–5:30pm estatViSalus headquarters in Troy, MI. It is recommended to call in advance so your order is ready for pickup.

Wholesale:

As a benefit for being a

Distributor with ViSalus Sciences, we have created a way for you to purchase all of ViSalus Sciences’ products at a wholesale price, providing you with an incredible opportunity to receive discounts on personal consumption and earn additional income if you decide to retail products at the Suggested Retail Price.

There are no requirements to receive the Wholesale Price other than being a registered distributor with ViSalus Sciences. Products purchased at wholesale price can be received monthly by placing them on the Auto-Ship Advantage Program for convenience and efficiency. ViSalus Sciences reserves the right to limit Distributor and Customer orders to a maximum of $4,999.00 in a one-month period regardless of payment method. We do not suggest or condone the practice of ordering large quantities of inventory for the sole purpose of qualifying for a position in the ViSalus Compensation Plan. To protect against this, we monitor all account activity on a monthly basis and reserve the right to investigate or take disciplinary action should we believe such practices may be taking place.

Preferred Customer Pricing:

Preferred Pricing is offered to all ViSalus customers who would like to receive specific products from ViSalus on a monthly basis. As a benefit to outside preferred customers who sign up for ViSalus Sciences’ Auto-Ship Advantage program and ViSalus Sciences’ other great products. Preferred Customers are instantly a part of the Auto-Ship Advantage program and therefore count toward the Distributor requirement of $125 in Auto-Ship volume.

Suggested Retail Pricing:

ViSalus Sciences’ Suggested Retail Pricing is the designated value of each ViSalus product. ViSalus distributors who purchase products at the wholesale price are recommended to use the Suggested Retail Price when selling products for a retail profit. All customers who order through ViSalus directly who are not enrolled as a Distributor, or are not a Preferred Customer on the Auto-Ship Advantage Program,

4

will receive the Suggested Retail Price of each product. Any products purchased one time at Retail Price will not count toward the distributor $125 Auto-Ship qualification, but will count towards the $200 PQV Qualification. See ViSalus’ Compensation Plan for further details.

Changes on a Customer’s Account:

To add or remove products to an Auto-Ship order, customers and distributors must log into their back offices and make the desired changes at least 5 days prior to shipment. Changes may also be faxed or emailed into Data Entry 5 days prior to the shipment date. Changes made during or after the 5 day period may not take effect until the following month.

Return Policy:

ViSalus stands behind all of its product offerings and will accept a return of products that are not to our customer’s satisfaction including products which the customer cannot utilize due to medical reasons using the following guidelines:

1. Exchanges for the same product will be made for products that may have been damaged in transit.

2. Products which have been purchased for the first time and don’t meet our customer’s satisfaction can be returned within 30 days of delivery for a full refund less shipping and handling.

3. Returns of all other product must be made within 30 days of delivery of product orders in order to receive a refund for the value of the saleable product returned.

4. Returns of all saleable products made more than 30

days from the delivery date will be eligible for product credit towards other ViSalus products and are subject to a 10% restocking fee.

5. Packages returned due to unsuccessful deliveries (i.e. 3 delivery attempts, customer moved, customer gave incorrect or incomplete address) may be subject to additional shipping and handling charges to have the product resent.

6. Commissions of any type that are paid to Distributors on products that are ultimately returned to ViSalus for refund will be deducted from future Commission payments.

ViSalus ESS and Business Opportunity Return Policy:

An Independent Distributor who cancels their Distributorship within 30 days of enrollment may return unused products from the Executive Success System which are unopened and in resalable condition. A refund will be issued for the value of the Business Opportunity ($49) and the value of unused and saleable products up to $450. If the value of the returned product exceeds 50% of the product value originally received, the Fast Start Bonus received by Distributors on said sale will be deducted from future commissions owed to those same Distributors.

If an Independent Distributor cancels their Distributorship within their first year but more than 30 days after their enrollment date, the same guidelines apply however returned, saleable products will result in a product credit equal to the discounted value of those products (up to $450) rather than a refund and will be subject to a restocking fee.

Return Procedure:

A Return Pre-Authorization Number is necessary for a return to be processed. The Customer or Distributor is required to contact ViSalus to obtain a Pre-Authorization Number. This number must be written on the Refund Authorization Form that is to be sent back to ViSalus with the returned product in order for the return to be processed. If a package is returned without a Return Pre-Authorization Number, the information will be documented and the Customer or Distributor will be required to call and provide further information as to why the package was returned. Unauthorized credits will not be issued when a packaged is returned.

CustomerService9:30am–7:00pm est Monday–Friday 877–VISALUS

Invalid Preferred Order Policy: Sending in preferred customer orders without the customers consent is a serious offense. Invalid Preferred Customer orders are defined as orders sent in as preferred customer orders for any purpose without the written authorization from the customer. Sending in a preferred order when a customer stated that they would like to try the product one time falls under credit card fraud and/or forgery. These allegations by the customer will be investigated and proper action taken as stated under the Invalid Preferred Order Procedure. ViSalus will not hinder any investigation or legal action a customer may choose to take against such cases.

Invalid Preferred Order Procedure:

If a customer calls in to inquire why they received a second shipment of an order that they only wanted once, the customer will be asked to submit a signature sample (via identification card) which will be compared to the original order form. If it is a match, the customer authorized preferred shipments and no credit is issued. If the signature does not match, a full credit is issued to the customer and the ID will be penalized as follows:

1st offense: The ID will receive a warning and a formal letter is sent out. ID will be debited for any shipping and handling costs associated with that order.

2nd offense: The ID is sent another letter advising them of a one month suspension, during which time all commissions are forfeited. In addition, any shipping and handling costs will be debited to the ID.

3rd offense: Letter of deactivation is sent, the ID is deactivated and commissions are withheld indefinitely

V. OBLIGATIONS OF ID’S

Change of Personal Information:

Change of Personal Information: ID address information must be current and accurate in the system. ViSalus is not responsible for mail delays due to inaccurate and non-current residence information for ID’s. ID’s must report any change of address via their My ViSalus Business site. Should mail be returned to the home office because of failure to notify ViSalus of an address change, the ID is placed on inactive status. When changing to a company name and corresponding EIN, the ID must submit all of the following documents to the home office in order to process the request for

5

Policies & Procedures

change:

1. A copy of the SS4 form, which is the form used to apply for an EIN through the IDS, or any other legal document that distinctly displays your company’s EIN.

2. Names and Social Security numbers of all the company’s principals.

3. A newly completed ID Agreement, signed by an individual authorized to enter into binding agreements.

Independent Contractors/ Expenses/ Indemnity:

All ID’s are responsible for any and all expenses, which result from their business operation. Miscellaneous expenses include, but are not limited to: licenses or permits required to operate a business, legal fees connected with the use of a fictitious business name, telephone expenses, product advertising, etc. No ID shall involve ViSalus in any contractual relationships to their business. ID’s cannot and will not sign any contract, rent or lease office space or equipment, open any bank account, secure credit, cash any negotiable instrument, make any purchases or enter into agreements of any kind in the name of ViSalus. Such practices are subject to ID position termination. Each ID shall hold ViSalus harmless from any claims, damages, expenses or liabilities arising out of said ID’s business practices, including attorney fees arising out of actions or conduct in violation of this agreement.

Claims and Representations: All ID’s begin with an equal opportunity for income. ID’s will not make any statements or representations regarding ViSalus services and/or products other than those provided in these Policies and Procedures and other printed material available by ViSalus specifically.

1. When an Agreement is signed, you become a self-employed, independent contractor. Independent distributors do not work for ViSalus, they work with ViSalus, and hence they are not employees of the company Independent ID’s shall not confuse or create a relationship of employee/employer, agency, partnership or joint venture between any participant, referring ID and ViSalus. Any implication or claim that an ID or prospective ID is or will be employed by ViSalus is prohibited.

2. ID’s shall make no claim or inference as to what may be earned. No guarantees of any income or assurances of any profits or success are made by ViSalus. Furthermore, any profits or success resulting from activities as an ID will only be from the sales volume, products or services offered by ViSalus and any success achieved will be based solely upon the ID’s efforts, commitment, and skill.

3. Each ID acknowledges that no Attorney General or other regulatory authority ever reviews, endorses or approves any marketing company, its product or service, or its compensation plan, and will make no such claim to prospective ViSalus ID’s. In the event a question shall arise concerning the legal compliance by ViSalus, such shall be submitted to ViSalus’ in writing. ID’s shall make no false or misleading statements concerning these relationships, and understands that if they do so, their relationship with ViSalus may be immediately terminated.

Reporting of Taxes:

ID’s are not considered employees for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, Income Withholding by ViSalus or any other laws governing employees. It is the responsibility of each ID to make self-employment and Federal Income Tax payments as required by law. As such, ViSalus does not deduct any personal taxes from commissions and/ or bonuses. At the end of the year, as required by law, ViSalus provides each ID and the Internal Revenue Service with a 1099 Form. Currently, state laws require the reporting of incomes of Six-Hundred ($600.00) dollars or more. These laws may change over time and ViSalus will furnish 1099’s Forms in accordance with those laws. The 1099 Form reports the total income earned by each ID from ViSalus during that year.

Returned Check Policy:

ViSalus will deposit checks once and any remaining unpaid will be subject to a Twenty-dollar ($20.00) returned check fee. The ID will be deactivated until they have remitted, via credit card, money order or cashier’s check only, the total amount of the returned check plus the returned check fee. Only upon receipt of this payment will the ID be reactivated. While an ID is deactivated for a returned check, all commissions and/or bonuses will be held until ViSalus has received the total balance due. If a period of 30 days has passed since a deactivation for the NSF check and the balance due has not been remitted, all commissions and bonuses payable will be permanently forfeited. ViSalus may require that an ID who has previously had a check returned for non-sufficient funds (NSF), remit all payments for future transactions via credit card, cashier’s check or money order.

Commission Charge-backs:

ViSalus pays commissions to the ID based on the previous month’s volume. In the event a product should be returned, the ID will be charged back for any commissions generated by the sale of that product. The process will retract commissions from the appropriate ID and the respective upline. This charge back will occur by debiting the ID’s current monthly volume for the product amount. This will occasionally show a negative amount for volume. To remain qualified for their position, any volume debited must be made up through additional sales bringing the ID’s volume back up to qualifications defined within the compensation plan.

VI. PROHIBITED PRACTICES OF ID’S

ViSalus conducts business in an ethical and credible manner, and expects all ID’s to work ethically with their customers, with each other, and with the company. ViSalus permits no unethical activity and ViSalus will intervene when unethical behavior is evident. ViSalus reserves the right to use its best judgment in deciding whether certain ID activities are unethical and if determined so, are grounds for terminating or deactivating the ID position. If for any reason an ID violates any of the terms of the Agreement and/or these

6

Policies and Procedures, ViSalus reserves the right to immediately deactivate or terminate the ID’s position. Such action by ViSalus will terminate any and all rights of the ID and any further payments of any kind and is effective at the time of said violation.

Examples of unethical activity include, but are not limited to:

1. Providing false information on paperwork, such as forging signatures

2. Cross-line recruiting (see below)

3. Making false or misleading representations as to potential income, product benefits, the actual use or effect of ViSalus forms, the ViSalus relationship with its suppliers, or any other untrue statement regarding the nature of ViSalus and its business operations and products.

4. Contacting any supplier or provider with whom ViSalus contracts without ViSalus’ written authorization

5. Writing bad checks to either the company or to another ID

6. Depositing checks made payable to ViSalus into personal accounts instead of immediately forwarding them to the company

7. Spreading rumors throughout the company with malicious intent

Cross-Line Recruiting:

ViSalus strictly prohibits “cross-line recruiting” which is the solicitation of any ID who was already referred by another ID. Directly or indirectly soliciting involvement of a referring ID, or assisting in the solicitation of a referring ID of any existing or pending ID into another sales organization of which they are not currently an ID is also prohibited.

Non Interference and Exclusivity Policy:

During the term of this Agreement (and any renewals), I will not sell any other products for any entity competing with VISALUS. During the term of this Agreement (and any renewals) and for one (1) year thereafter, I will not solicit or recruit, VISALUS employees or Distributors, whether active or inactive, to participate in a network marketing program whether or not such marketing company offers products. I acknowledge that my violation of this provision will result in immediate termination of my Distributorship and payments of any kind.

Inventory Loading:

ViSalus Sciences limits all distributor and customer purchases not to exceed $4999.00 in a one month period regardless of payment method. Inventory loading is not suggested or condoned by ViSalus Sciences and we monitor all account activity on a monthly basis. Should this occur the orders will be pulled and any position promotions put on hold until resolution is reached within a reasonable amount of time. Inventory consists of any products, Executive Success Systems and sales tools. Not more than one ESS should be purchased by an ID.

Retail Sales Policy:

ViSalus Sciences (“ViSalus”) has chosen a network marketing business model rather than other possible retail models. Therefore, Distributors are expected to rely on networking to sell product and recruit new Distributors pursuant to the following policies.

No Distributor shall advertise, store, or sell ViSalus products in public retail establishments, including but not limited to health food stores, drug stores, pharmacies, grocery stores, permanent flea markets, chain stores, shopping malls, or any other establishments in which the primary function is the retail sale of products rather than professional services.

However, ViSalus promotional materials and products may be displayed in the interior of private or restricted-access offices, business, private associations, fitness clubs and other establishments into which the general public is not allowed except by appointment or membership and in which the primary trade is the sale of professional services not products.

Distributors may not sell ViSalus products on Internet retail sites or online stores.

Policy on Auctioning ViSalus Products:

Auction web sites (such as eBay) are an invaluable tool used to promote and retail products these days. If used as a tool to promote your business, auction web sites can help promote your business successfully. If product prices are dropped below wholesale value or preferred customer pricing, an auction web site can have a negative impact on the relationship that a Distributor develops with his or her customers.

To uphold the integrity of the brand and protect the relationships that have been developed with our customers, ViSalus only allows the sale of products on auction web sites and Distributor web sites if the product price remains above or equal to wholesale pricing or preferred customer pricing. This rule applies to soliciting or receiving bids for ViSalus products on the Internet, through commercial auction web sites, online auction marketplaces or any other similar site that may enlist an open bid to generate product sales. Any violation of the above policy could result in the termination if your Distributorship. Distributors who violate this policy can also be held responsible for any potential revenue loss, legal fees, or other company losses that may result from their violation.

This Retail Sales Policy does not prohibit the advertisement of ViSalus pursuant to the following guidelines: Distributors may feature ViSalus on personal websites, which must be approved by Marketing and Compliance before uploaded to the Internet and registered with any search engines.

Distributors may list distributor telephone or fax numbers in the white or yellow page section of a telephone book using the following format exactly: Smith, Bob ViSalus Independent Distributor xxx-xxx-xxxx Distributors may create generic advertising materials, but may not use any company logos, graphics, trademarked terms, phone numbers, names of corporate members, or anything else that in any way connects to ViSalus.

No Distributor shall retail product in violation with these guidelines, nor encourage Distributors in his/her downline organization to do so. Such action is grounds for disciplinary action including possible

7

Policies & Procedures

termination of distributorship.

Spamming:

Spamming is a message that advertises goods or services posted to a message board against stated policy, sent to someone without prior consent, or sent in the absence of a previous relationship. For purpose of ViSalus’ Anti-Spam Policy, Spam includes: Email sent to people you don’t know Emails sent to people you know, but who aren’t expecting a solicitation from you.

Off-topic or excessively multi-posted messages posted to Usenet news groups and message boards Solicitations posted to chat rooms, or individuals via Internet Relay Chat or “Instant Messaging” ViSalus strictly prohibits its ID’s from spamming and all other forms of Internet abuse to seek referrals. ViSalus may undertake, at its sole discretion with or without prior notice, the following actions:

Frozen Accounts/Suspension:

Upon the receipt of a credible complaint ViSalus may immediately freeze the ID account of the individual implicated in the abuse. Frozen accounts are intended to prevent the abuser from benefiting from their abusive activities by prohibiting the offender from registering referrals or receiving payments. After a thorough investigation, if the spamming incident is verified but does not rise to the level of a terminable offense, ViSalus may, but is not obligated to, lift the freeze. .

ID Account Termination:

Upon the receipt of a credible complaint, ViSalus may immediately terminate the ID implicated in the abuse. Deactivating an ID results in the immediate termination of the position, access to all reports, the forfeiture of any unpaid and/or future monies, and the prohibition against any future ID position.

How to Report Abuse:

To report a violation of our Anti-Spam Policy, please forward all relevant evidence to: customerservice@visalus.com attn: Compliance or write to: ViSalus Sciences 1607 E Big Beaver Rd #110 Troy, MI 48083

Tampering of Funds:

Any ID tampering with funds or operating a bank account in the name of ViSalus, ViSalus Sciences or any similar name may have their ID position terminated.

Contact with Suppliers:

ID’s are strictly prohibited from any direct contact with suppliers whom ViSalus contracts unless it is in specific relation to a personal account they currently have with the said provider. An ID may contact a supplier in regards to a ViSalus customer only if having received prior written authorization from ViSalus. Please direct customers to contact their appropriate provider of service directly to resolve any problem or issue that may incur. ViSalus has contracted with companies that have trained staff available to handle such situations.

ID’s:

ViSalus believes in and maintains the maximum protection of the sponsor/enroller or enrolling and sponsoring relationship. Therefore, the changing of a sponsor or enroller is strictly prohibited. The only method for changing relationship is to submit a written request of resignation or interest in a position, and after a period of no less than one (1) full calendar year from the date of the resignation will authorization to rejoin under another ID be permitted.

NOTE: ViSalus will not mediate any disputes involving sponsorship. However, ViSalus does reserve the right to review sponsoring/enrolling practices.

VII. SALES TOOLS

Sales Tools & Merchandise

ViSalus™ strives to provide our Independent Distributors with the tools they need to market and promote their business effectively. At times, Distributors request permission to create their own marketing tools & materials. For those occasions, we have created the following policies to protect both the company Brand and Trademarks, as well as ensure Independent Distributors do not make claims that mis-represent the company, the business and income, or ViSalus products.

ViSalus™ is the sole owner of trademarks. By signing their Independent Distributor Agreement, each Independent Distributor agrees they will not use the Company’s trade name and/or trademarks except in the advertising and marketing tools provided by the Company, and/or advertising or marketing tools without prior written approval by the Company. These include apparel (t-shirts, hats, other clothing), promotional items (pens, decals, car window shields, etc.), advertising (tv, radio, internet), print tools (flyers, postcards, banners, brochures, etc.), website domains, website systems (replicable websites, training, etc) and other forms of display that promote the company, the products, or the opportunity.

Company marketing tools and materials may not be duplicated or re-produced. This includes manuals, Audio CDs, DVDs, Brochures, business cards, websites, web videos, etc. Reproduction of Corporate developed materials for personal use or re-sale profit will not be tolerated, and can result in deactivation and financial ramifactions.

Under certain conditions, 3 Star Ambassadors may be permitted to create additional marketing materials for personal and team use only. Any item created outside those provided by the Company must use the “Independent Distributor” logos provided by the company, and will not misrepresent the item or message as being a corporate sponsored or endorsed item. These cannot say “ViSalus™” or “ViSalus Sciences®.” All logos MUST stay in the correct format and font type as provided by the company. Logo’s are part of legal entities and trademarks, and are taken very seriously by ViSalus. Any supplemental materials created by the Independent Distributor must be approved in writing by the ViSalus™ Marketing Department before they can be used. Send the request and a copy of the proposed item or literature to marketing at info@visalus.com. The intent behind Distributor produced materials should be to support the building of their ViSalus business. Distributors should not be in the business of soliciting other Distributors to buy their merchandise. Distributors may not sell their own merchandise on ViSalus™

8

provided websites, at company sponsored events, on Facebook, or other community forums where the ViSalus community has a presence. The Distributor income opportunity should revolve around the sale of ViSalus products. No more than 5% of a 3 Star Ambassador’s total income should be made from selling their own tools. ViSalus Sciences® reserves the right to ask for an audit of sales, to ensure compliance with a focus on selling products. Refusal of the audit is grounds for termination. Advertising, including Radio, TV, and Affiliate (internet lead generation) programs, internet banner ads and other types of marketing tools that mention ViSalus™ or ViSalus Sciences®, ViSalus products or opportunity need follow the same policy and be approved by the Company before they are aired, to ensure compliance with the brand, and product and opportunity claims. Any violation of the above policies could result in the termination of your Distributorship. A Distributor who uses unapproved marketing materials assumes all liability for any claims that may violate FTC or FDA regulations. Distributors who violate this policy can also be held responsible for any potential revenue loss, legal fees, or other company losses that that may result from their violation.

Summary

ViSalus has developed these Policies and Procedures in order to maintain the order and integrity in our program and between our ID’s. ViSalus reserves the right to make any and all necessary changes to these policies and procedures, the compensation plan, and sales tools or materials. All active ID’s will be made aware of any said changes via the Documents on Demand system, or e-mail notification. If for any reason an ID violates any of the terms of the Agreement and/or these Policies and Procedures ViSalus reserves the right to immediately terminate or deactivate the ID position. Such action by ViSalus will terminate any and all rights of the ID and any further payments of any kind, and is effective at the time of said violation.

INDEPENDENT DISTRIBUTOR TERMS OF AGREEMENT

By joining ViSalus™ these are the Terms you have agreed to. Refer to the Policies and Procedures for detailed information.

1. I acknowledge that I am of legal age to enter into this Agreement.

2. I understand and acknowledge that this Agreement is not binding until received and accepted by VISALUS.

3. I agree that as a Distributor, I am responsible for determining my own business activities and that I am not an agent, employee or legal representative of VISALUS. I am responsible for the payment of all federal and state employment taxes and any other tax required under any federal, state or regulatory law. In the event that I fail to provide VISALUS a valid Social Security Number or employer identification number, VISALUS may withhold commissions due to me until a valid number is provided.

4. I understand that I am not being sold a franchise or business opportunity.

5. I may terminate this Agreement for any reason, at any time, by giving VISALUS prior written notice. VISALUS may terminate this Agreement in writing upon violation of policies and procedures or in the event I violate any part of this Agreement. In such event, no further commissions will be paid by VISALUS. To terminate this Agreement, I must mail or deliver personally to VISALUS, a signed, dated written notice of cancellation sent to: ViSalus Sciences, 1607 East Big Beaver, Suite 110, Troy, Michigan 48083.

6. I agree that as a VISALUS Distributor, I shall place primary emphasis upon the sale of Products and Services to non-distributor consumers as a condition of my receipt of commissions. Commissions I receive will be based upon fulfilling certain terms of qualification as set forth by the Marketing Program and Compensation Plans as may be amended from time to time. A three ($3.00) Dollar processing fee will apply to all payments.

7. I agree to keep accurate records and to abide by all federal, state, and local laws and regulations governing the sale or solicitation of the products and services marketed by VISALUS including, but not limited to, any and all permits and licenses required to perform under this Agreement.

8. I understand that no attorney general or other regulatory authority ever reviews, endorses, or approves any product, subscription, compensation program or company, and I will make no such claim to others.

9. I understand that a $25 Administration Fee will be charged annually to my credit card on file with ViSalus. This fee is for services, which include, but are not limited to, downline reporting, customer tracking and accounting services.

The Administration Fee will be charged in the month of my enrollment anniversary and if not paid will result in my Distributorship being placed on Financial Hold for up to 120 days. If the Administration Fee remains unpaid 120 days after it was due, my Distributorship will be terminated and I will forfeit any commissions that were held since the time I was placed on Financial Hold. If my Distributorship is terminated, I understand that I must re-enroll as a brand new Distributor and will not be placed back in my original spot if I wish to pursue the ViSalus opportunity

10. I agree that VISALUS shall not be liable under any circumstances for any damage or loss of any kind, including indirect, special, punitive, compensatory, or consequential damages, losses or profits which may result from any cause, including but not limited to, breach of warranty, delay, act, error or omission of VISALUS, or in the event of discontinuation or

9

Policies & Procedures

modification of a product or service offered by VISALUS.

11. VISALUS shall periodically make sales literature and/or promotional materials available. However, I am under no obligation to purchase any materials or literature at any time. Refunds shall not be allowed under any circumstances, including, but not limited to, termination of this Agreement, obsolescence of such sales literature or promotional materials, or any other reason. Except as specified in paragraph 24.

12. I agree that as a Distributor, this Agreement grants me the limited authority to promote and sell the products VISALUS markets subject to the terms and conditions established by VISALUS from time to time.

13. I will not make any false or misleading statements about VISALUS or its marketing program. I agree that I will operate in a lawful, ethical and moral manner and will not engage in or perform any misleading, deceptive or unethical practices. In the event I violate any of these conditions, my position may be terminated without further payment or compensation of any kind.

14. I acknowledge that I am responsible for supervising and supporting Distributors I sponsor into the program and in my commissionable network. I agree to maintain monthly communication and support to those individuals in my commissionable network through written or verbal communication and attendance at meetings.

15. I acknowledge that VISALUS expressly reserves all proprietary rights to the company name, logo, trademarks, service marks (“Proprietary Marks”) and copyrighted materials. I understand, acknowledge and agree that any monies which I pay VISALUS are in consideration of my receiving a non-exclusive license, during the term of this Agreement to use the Proprietary Marks of VISALUS in conjunction with the marketing program provided to me. I further agree that I will not use VISALUS’s Proprietary Marks in any form whatsoever except as permitted in writing by VISALUS or in advertising or promotion materials provided, designed or published by VISALUS. I understand that I may not photocopy or duplicate any materials provided by or purchased from VISALUS without written authorization and that the unauthorized use of any Proprietary Mark is a violation of federal law and this Agreement, constituting grounds for termination of this Agreement by VISALUS. 16. I understand that as a Distributor, I am free to select my own means, methods and manner of operation and that I am free to choose the hours and location of my activities under this Agreement, subject only to the terms of this Agreement and VISALUS

Policies and Procedures. 17. I acknowledge that I am not guaranteed any income nor am I assured any profits or success. I certify that no claims of guaranteed profits or representations of expected earnings that might result from my efforts have been made by VISALUS or any VISALUS Distributors. In this connection, I shall not represent directly or indirectly that any person may, can or will earn any stated gross or net amount, nor that sponsorship of others is easy to secure or retain, or that substantially all Distributors will succeed.

18. I acknowledge that I have the right to sign up as many personal customers as I wish. I will receive a commission each month from my personal customers’ purchases and my downline network in accordance with the VISALUS Compensation Plan then in effect.

19. I agree to indemnify and hold harmless VISALUS from any and all claims losses, damages and expenses, including any attorney’s fees, arising out of my actions or conduct in violation of this Agreement, Compensation Plan or any Policy or Procedure of VISALUS. I agree that in order to recoup any damages and expenses it has incurred due to such violation(s), VISALUS may offset any commissions or other payments due me. In the event a dispute arises as to the respective rights, duties and obligations under this Agreement, Compensation Plan or the Policies and Procedures of VISALUS, it is agreed that such disputes shall be exclusively resolved in the Circuit Court for Oakland County, State of Michigan, or Federal Court located in Detroit, Michigan. Michigan law shall apply to the resolution of all disputes. Louisiana residents may choose Louisiana law and jurisdiction.

20. I acknowledge that I have read and fully understand the VISALUS Policies and Procedures and Compensation Plan, which are incorporated herein by reference and are binding upon me. In order to maintain a viable marketing program and to comply with changes in federal, state or local laws or economic conditions, VISALUS may revise its Compensation Plan and Policies and Procedures from time to time. All changes thereto shall be effective upon verbal or written notice to me and become a binding part of this Agreement. The home office prior to use or publication must approve all advertisements using the Proprietary Marks of VISALUS.

21. I acknowledge that this Agreement, Compensation Plan and the Policies and Procedures incorporated herein by reference, constitute the entire Agreement between the parties and shall not be modified or amended except in writing signed by VISALUS. This Agreement shall be binding upon and inure to the benefit of heirs, successors, and permitted assigns of the parties hereto.

If any provision of the Agreement is determined by any authority of competent jurisdiction to

10

be invalid or unenforceable in part or in whole for any reason whatsoever, the validity of the remaining provisions or portions thereof shall not be affected thereby.

22. I agree to abide by the terms of the noninterference and non-disclosure policy of VISALUS. 23. During the term of this Agreement (and any renewals), I will not sell any other products for any entity competing with VISALUS. During the term of this Agreement (and any renewals) and for one (1) year thereafter, I will not solicit or recruit, VISALUS employees or Distributors, whether active or inactive, to participate in a network marketing program whether or not such marketing company offers products. I acknowledge that my violation of this provision will result in immediate termination of my Distributorship and payments of any kind. 24. ViSalus ESS and Business Opportunity Return Policy: An Independent Distributor who cancels their Distributorship within 30 days of enrollment may return unused products from the Executive Success System which are unopened and in resalable condition. A refund will be issued for the value of the Business Opportunity ($49) and the value of unused and saleable products up to $450. If an Independent Distributor cancels their Distributorship within their first year but more than 30 days after their enrollment date, the same guidelines apply however returned, saleable products will result in a product credit equal to the discounted value of those products (up to $450) rather than a refund and will be subject to a restocking fee.

VISALUS SCIENCES® SUPPORT INFORMATION

Distributor Relations:

(248) 524-9520, Monday–Friday 9:00am–8:00pm est

Toll-Free Customer Relations:

(877) VISALUS, Monday–Friday 9:00am–8:00pm est

Pre-Recorded Information Line (Vi-Line):

(507) 726-3700, 24–hours

Fax:

(248) 524-9523

Email: info@visalus.com

Mailing Address:

ViSalus Sciences®, 1607 East Big Beaver Rd. Suite 110, Troy, MI 48083

With ViSalus, every new Distributor has an equal opportunity. Your personal desire, work ethic, and willingness to learn our proven system will determine the level of success you have within the program.

VISALUS™ INCOME DISCLAIMER

The examples set forth in this document are hypothetical examples that are intended to explain the components and operation of the ViSalus Sciences® Compensation Plan. These hypothetical examples are not representative of the income, if any, that a ViSalus™ Independent Distributor can or will earn through his or her participation in the ViSalus opportunity. These figures should not be considered as guarantees or projections of actual earnings or profits. Any representation or guarantee of earnings, whether made by ViSalus or an Independent Distributor, would be misleading. Success with ViSalus results only from successful sales and downline building efforts, which require hard work, diligence, and leadership. Your success will depend upon how effectively you exercise these qualities.

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ViSALUS SCIENCE

LIFE. HEALTH. PROSPERITY.

www.visalus.com

©2011 ViSalus Sciences® All Rights Reserved. 1607 E. Big Beaver Rd. Suite 110 Troy, MI 48083 1-877-VISALUS D1605US-03

VISALUS SCIENCES

Compensation Plan

Your guide to prosperity

LIFE. HEALTH. PROSPERITY.

Effective January 2011

Promote the Body by Vi™ Challenge....and get paid!

The power of ViSalus™ is more than just the company behind it; it’s the community of people within. Our loyal Distributors are, and always will be, the most important component of our Community. Because they transform lives through the Body by Vi™ Challenge and bring our mission of Life, Health and Prosperity to the world, we are proud to reward them with a lucrative 21st century Compensation Program.

There income are with 8 ways ViSalus: to earn

Direct Sales &

Personal Customer Commissions

First Order Bonus

Weekly Enroller’s Pool

Fast Start Bonus

Team Commissions

BMW Bonus

Leadership Pool Bonus

Ambassador Star Bonus

* To View the most up to date ViSalus Compensation Plan, please visit www.visalus.com

The ViSalus™ Compensation Plan was designed with four important objectives in mind. To incentivize and reward:

- Customer Acquisition and the sale of ViSalus™ products
- New Distributor Enrollment
- Proper Organizational Development
- Long Term Leadership Development

Did you know?

Being a ViSalus Distributor can save you money every year just form the tax advantages of being a home-based entrepreneur? Be sure to consult your Accountant right away!

In order to earn income with ViSalus you must remain **Active**. You do this by maintaining $125 **Personal Qualification Volume** (PQV) in Auto-Ship Sales or $200 PQV in Retail Sales per month. This can be a combination of personal product purchases and/or personal Customers. As an Active Associate you can earn income 8 Different ways.

1 Direct Sales & Personal Customer Commissions

Retail Sales allow you to earn income by purchasing ViSalus™ products at wholesale price and then selling them to a customer at the retail price. You can also earn Personal Customer Commissions from Retail Customers who order direct from ViSalus under your Distributor ID, as well as Preferred Customers who elect to save up to 25% off retail price by enrolling in the Auto-Ship program. Personal Customer Commissions are a sliding scale paid on personal, retail, and preferred customer sales over $200 in **Bonus Volume** (BV) cumulative per month (outside the first 30 days). The first 10% of the Personal Customer Commissions are paid on the **Weekly Pay Cycle,** while the balance is paid on the **Monthly Pay Cycle**. The more customers you acquire, the more you earn!

Personal Customer Commission Scale

$0–$200 BV	**(Part of your Active Qualification)**
$201–$500 BV	**10% BV**
$501–$1,000 BV	**15% BV**
$1,001–$2,500 BV	**20% BV**
Over $2,500 BV	**25% BV**

All volume is imported at 100% Bonus Volume (BV). When the 15% Personal Customer Commission level is achieved, Bonus Volume (BV) is imported at 80% for upline team commissions. When the 20% Personal Customer Commission level is achieved, BV is imported at 60% for upline team commissions. When the 25% Personal Customer Commission level is achieved, BV is imported at 40% for upline team commissions. First $200 in personal Bonus Volume (BV) is not applied to Personal Customer Commissions.

Example Illustration:


You

Personal Customers (and/or their Customer referrals):

9 Transformation Kits	= $2,241 BV
8 Core Kits	= $1,592 BV
7 Shape Kits	= $693 BV
2 Balance Kits	= $98 BV
	= $4,624 BV

$4,624 BV
x 25%

= $1,156 per month just from your personal customers!

VI-CABULARY

70% RULE: Seventy percent (70%) of products obtained from ViSalus must be retailed or consumed before reorders are made.

AUTO-SHIP: An optional convenience program that allows Customers and Distributors to create a monthly standing order with ViSalus. Products are processed on a selected date at wholesale price.

BV: Bonus Volume. The amount of each product sale that counts toward bonuses and commissioning. In most cases, ViSalus products offer "dollar for dollar BV." For example when you purchase a Body by Vi Transformation Kit for $249, it counts as $249 QV and $249 BV.

ENROLLER: The Distributor directly responsible for enrolling a new Distributor.

ENROLLER TREE: The line of referral that is tracked from Enroller to Enroller.

FRONTLINE: A term used to reference Associates that are Sponsored directly to you and found on Level 1 of your referral organization.

LEVEL: The number on which a Distributor lies in your referral

4

It's time for you to get paid what you are worth.

2 First Order Bonus

The First Order Bonus is based on the personal product orders placed by a ***new Associate at the time of their initial enrollment date*** and is paid to the first four Active upline Associates.. Personal product purchased by Associates after their initial enrollment order will count toward Personal Customer and Team Commissions. These bonuses follow the **Enroller Tree** and are paid on the **Weekly Pay Cycle.** The more product and samples your new Distributors get out to their contacts, the faster their business will grow!

First Order Bonus Scale

Enroller	20% BV
2nd Upline Enroller	10% BV
3rd Upline Enroller	5% BV
4th Upline Enroller	5% BV

Example Illustration:



20%
10%
5%
5%
New Associate
Enroller
2nd Enroller
3rd Enroller
4th Enroller



Refer 3, Get Your Next Month FREE!

Customers & Distributors who refer 3 people to the same or greater Body by Vi™ Challenge Kit qualify to get their next month product for FREE!

Am I qualified to get my Challenge Kit for FREE next month?
If you can check ***YES*** to each of the questions below by the end of each calendar month, ViSalus will send your next Challenge Kit for *FREE!*

- ☐ Do I have a personal Body by Vi™ Challenge Kit order on Auto-Ship?
- ☐ Do I have at least 3 personal Challenge Kit Customers this month?
- ☐ Is the total Challenge Kit Qualification Volume (QV) of my 3 or more personal customers at least 3 times the QV of the Challenge Kit I have on Auto-Ship?

While all ViSalus Body by Vi™ Kit Customers are eligible to get their product for free, as a Distributor you are able to also earn Personal Customer Commissions!

You must have a Challenge Kit on **Auto-Ship** to qualify for this program. Free Kits can be earned by having at least 3 personal Customers on Challenge Kits with volume totaling *at least 3 times* that of your personal Challenge Kit. Program runs on the *Calendar month,* so acquire your customers by the close of the Monthly production period to receive your next month Kit for free. Limit 1 free Challenge Kit per person per month.

VI–CABULARY

organization. Anyone you sponsor is on Level 1. Anyone they sponsor would be on your Level 2, etc.

MONTHLY PAY CYCLE: Monthly commissions and bonuses paid out on the 15th of the month that are based on the previous month's production.

PQV: Personal Qualification Volume. Total Qualification Volume from all personal and customer orders tied to your ViSalus Distributor ID.

QV: Qualification Volume. The amount of each product sale that counts toward qualifying for ViSalus Ranks.

SPONSOR: The Distributor directly above you within the organization. May or may not also be your Enroller.

UPLINE: The term "upline" refers to that portion of either your Enroller or Sponsor tree that precedes you. This consists of the Independent Distributor who is your Enroller and/or Sponsor, and his/her Enroller and/or Sponsor, etc.

WEEKLY PAY CYCLE: Friday through Thursday night at midnight Pacific Standard Time. Weekly commissions and bonuses are paid on the Monday following the end of the pay cycle.

5

The key to success in ViSalus™ is simple— Get your product for FREE, become a Rising Star, and help others do the same!

Become a ViSalus Rising Star!

For those looking to maximize their potential, the Rising Star Program provides a lifetime of added benefits for Distributors who achieve the rank of Director within their first 30 days!

Recommended Action Plan

YOU—Director

3 Customers

3 Distributors $2,000 GQV

Rising Star Benefits:

• Companywide Recognition.

• Earn a bonus in the ViSalus™ Rising Star Weekly Enroller’s Pool just for qualifying! • Qualify to earn a bonus from companywide revenue… every week!

Get with your upline mentors right away and put together a game plan to help you get your product for free next month and become a ViSalus Rising Star!

3 Rising Star Weekly

Enroller’s Pool

The Weekly Enroller’s Pool is special company revenue sharing incentive reserved exclusively for Rising Stars. It highlights the fundamental building block of the ViSalus™ Compensation Plan—The Power of 3!

If all you ever did was become a Rising Star and focus on getting into the Weekly

Enroller’s Pool, and you duplicated that throughout your organization, you would move rapidly through the ViSalus Career Path.

ViSalus places 2% of the total company Bonus Volume (BV) from the previous four weeks into this revenue Pool. One quarter of the pool is paid each of the following four weeks to those who qualify.

Here is how you can qualify for the Weekly Enroller’s Pool this week:

Weekly Enroller’s Pool Point System

Become a Rising Star = 3 points

3 New Associates* = 3 points

3 Preferred Customers* = 3 points

*Must total minimum of $500 QV

Each Additional $490 in QV above the first $500 = Bonus 3 points

Maximum of 20 points may be earned in the New Associates and Preferred Customer Pools.

Achieve the rank of Director in your first 30 days to become a Rising Star and you can earn every week from the entire company’s revenue!

All production must fall within the same Weekly Pay Cycle to qualify. The Weekly Pay Cycle ends each Thursday at midnight Pacific Standard Time. The Bonus amount varies each week depending on total company BV and the number of people in the pool that week. The Enroller’s Pool Bonus has a minimum of $75 in total earnings. This Bonus is available to any Active Distributor who enrolled with an Executive Success System and achieves the Rank of Director in their first 30 days to become a Rising Star.

4 Fast Start Bonus

Help your new Distributors get started with the tools they need to succeed!

By achieving the rank of Director or above, you can earn up to $180 in Fast Start Bonuses from the products that are sold within each Executive Success System (ESS) in your team. These bonuses can be earned from infinite depth, follow the **Enroller Tree,** and are paid on the **Weekly Pay Cycle.**

Fast Start Bonus Scale

	Associate	Director	Regional Director	National Director	Presidential Director	Ambassador
	$50	$100	$130	$155	$170	$180
2nd Generation Override			+$15	+$10	+$10	+$10

Fast Start Bonus Overrides can be earned once you achieve Regional Director or above based on the difference between the Fast Start Bonus earned at your rank, and the Fast Start Bonuses earned by those within your organization.

Second Generation Fast Start Bonus Overrides can be also be earned once you achieve Regional Director so that you are still rewarded on the production within your team coming from Distributors at the same or higher rank as you.


A
YOU
ESS +$50
ESS +$50
ESS +$50
$50 x 3 ESS
=$150


PD
YOU
D
ESS +$70 +$100
$70 x 10 ESS
=$700
$100 x 10 ESS
=$1,000

Fast Start Bonus Hypothetical Example #1

If you are an Associate and enroll 3 people with an ESS, you will earn a $50 Fast Start Bonus from the product within each ESS. There are no time restrictions on the Fast Start Bonus, but if you accomplished this within one week's time, you would be paid $150 on Monday!

Fast Start Bonus Hypothetical Example #2

If you are a Presidential Director, with a Director in your organization who enrolled 10 new Associates each with an ESS in their organization, you will earn a $70 Fast Start Bonus Override from the product within each ESS.

$170	PD Fast Start Bonus
−$100	D Fast Start Bonus
$70	Fast Start Bonus Override

$70 X 10 = $700

There are no time restrictions on the Fast Start Bonus, but if you accomplished this within one week's time, you would be paid $700 on Monday!

VI–CABULARY

DOWNLINE/ GROUP/ TEAM/ ORGANIZATION: Those people directly sponsored by an Independent Distributor, plus all the people whose line of sponsorship resulted from and came through that Independent Distributor. Your "downline" consists of all Independent Distributors on your Level 1, Level 2, Level 3, etc., through unlimited depth.

OVERRIDE: Commissions or bonuses paid to a distributor for production in their organization for which they are not directly responsible.

SECOND GENERATION: A term used to reference someone within your organization who is at the same Rank as you are. You are the "First Generation" of that rank, they are the "Second Generation," and so on.

7

Help enough people get what they want and you can have everything you want!

5 Team Commissions

As a ViSalus™ Distributor, your focus will be on creating a retail and preferred customer base, as well as building an organization, or team, of other Distributors. As you progress through the ViSalus Career Path you will earn increasing Team Commissions from the product sales generated throughout your Distributor organization.

The Team Commissions section of the ViSalus™ Compensation Plan is called a Unilevel with **Compression.** That means you will earn a percentage through a certain number of levels of referral within your organization. The higher the rank you achieve, the more levels from which you can earn commissions. The ViSalus compensation plan uses "compression" to allow you to earn on sales originating down deeper within your referral line. A level is determined by an *Active Associate.* Any Customer or Distributor volume that is not generated from an Active Associate will "compress" and be counted in the volume of the Level immediately above.

TEAM COMMISSIONS
Unilevel with Compression

RANKS	ASSOCIATE (A)	DIRECTOR (D)	REGIONAL DIRECTOR (RD)	NATIONAL DIRECTOR (ND)	PRESIDENTIAL DIRECTOR (PD)	AMBASSADOR (AMB)
LEVEL 1	5%	5%	5%	5%	5%	5%
LEVEL 2	5%	5%	5%	5%	5%	5%
LEVEL 3		5%	5%	5%	5%	5%
LEVEL 4		5%	5%	5%	5%	5%
LEVEL 5			5%	5%	5%	5%
LEVEL 6			5%	5%	5%	5%
LEVEL 7				5%	5%	5%
LEVEL 8					5%	5%
LEADERSHIP DEPTH BONUS						2%–4% through Level 8 of 1st & 2nd AMB

All Team Commissions follow the **Sponsor Tree** and are based on BV. Personal Retail Customers, Preferred Customers, and other personal orders fall on the "You" level and count toward Personal Customer Commissions. Commissions will be accumulated until they reach a gross amount of $20, at which time they will be paid on the next pay period. Team commissions are paid on the **Monthly Pay Cycle.**

Hypothetical Example:

If you personally sponsored 3 Active Associates who each have 3 customers on a $49 Balance Kit every month, and duplicated that effort through 8 levels of referral, you would earn **$72,324 per month** just from your Team Commissions!


YOU
3
9
27
81
243
729
2,187
6,561
AMBASSADOR



9,840 People
x 3 Balance Kits ($49)
$72,324 per month

Fail this example by 95% and still earn $3,616 per month!

VI–CABULARY

COMPRESSION: The possibility of accumulating sales volume from multiple levels of Distributors, and only counting as one pay level.

SPONSOR TREE: The line of referral that is tracked from Sponsor to Sponsor. Commissions follow the Sponsor Tree.

8

Leadership Depth Bonus (LDB)

Over time, it is very possible that your organization may grow beyond 8 levels of referral. This is why we created the Leadership Depth Bonus (LDB) available at Ambassador. Once you achieve the rank of Ambassador, you will earn a 2% LDB on all the Bonus Volume (BV) from your level 9 through infinity. When you help someone else within your organization achieve the rank of Ambassador, your LDB will increase to 4% through that Ambassador’s

8 Levels, and you will still earn a 2% LDB through infinite levels below. You will earn a LDB all the way through your second Ambassador’s 8 compressed levels in any given leg. The Leadership Depth Bonus follows the Enroller Tree and is paid on the Monthly Pay Cycle

The ViSalus™ Compensation Plan promotes driving “depth” to create a long term stable organization.

You—Ambassador

Levels 1 5% Payout

8

9 2%

You—Ambassador

Levels 1 5% Payout

8 10 9 4%

New AMB 11

19

20 2% 8

Example Illustration:

If a person reaches Ambassador on your Level 11, you would earn 4% through their 8th Level, which would be your Level 19.

Experience the Ultimate Business Driving Machine!

6 BMW Bonus

Since ViSalus™ knows our distributors are people who align themselves with only the BEST, and aspire to live the ‘Vi–Life’, it is only fitting that our producers be recognized in a way that echoes their commitment to excellence: The ViSalus Bimmer Club!

By reaching the level of Regional Director or higher, ViSalus Distributors qualify to join the prestigious Bimmer Club and become eligible for a monthly BMW Bonus that goes toward a ViSalus–branded black BMW.

Over 1,500 people have qualified for the ViSalus BMW Bonus! Catch “Bimmer Fever!”

After you achieve the rank of Regional Director and have received your new car (any model black BMW), you earn a $600 BMW Bonus from ViSalus™ to apply toward the ViSalus BMW Program. ViSalus will continue to pay the $600 per month BMW Bonus for LIFE as long as you maintain the Regional Director rank and continue to drive a ViSalus BMW. If you don’t elect to get a BMW, you have the option of earning a $300 monthly cash bonus instead. First Time Rank Promotion 60–Day Grace Periods do apply to the BMW Bonus. Paid on the Weekly Pay Cycle. See ViSalus BMW Program Policy for complete details.

7 Leadership Pool


1% BV
1% BV

We have reserved 2% of our total company Bonus Volume (BV) for our elite group of Presidential Directors and Ambassadors. As a qualified Presidential Director (PD), you may earn points in the 1% PD pool, and as a qualified Ambassador (AMB) you may earn points in both the 1% PD pool, and the 1% AMB pool. Points are earned according to the scale below based on the highest Rank in each personally enrolled Leg. This reward is paid on the **Monthly Pay Cycle**.

If you are going to spend time thinking... you might as well spend time thinking BIG!

Leadership Pool Points Scale

Director	Rising Star Director	Regional Director	National Director	Presidential Director	Ambassador
1 point	2 points	5 points	7 points	10 points	15 points

8 Ambassador Star Bonus

To show how much we value our top producing field leaders and reward those who promote ongoing personal development and education, ViSalus has created the ultimate legacy income opportunity—the Ambassador Star Bonus. This is a bonus paid to Star Ambassadors based on **Vi-Net® Pro/***SUCCESS* Subscriptions within their organization. Up to $12 per subscription is paid out in the Ambassador Star Bonus. Ambassador Star Bonus follows the **Enroller Tree** and is paid on the **Monthly Pay Cycle** as follows:

	1 Star	2 Star	3 Star	4 Star	5 Star
1st Generation	$2	$2	$2	$2	$1
2nd Generation Override	$1	$1	$1		

Hypothetical Example:


AMB
YOU
AMB
AMB
AMB
1,000 subscribers
1,000 subscribers
1,000 subscribers

3,000 subscriptions
x $6 per subscription
= $18,000 per month!

Just in Ambassador Star Bonuses

The examples set forth in this presentation are hypothetical examples that are intended to explain the components and operation of the ViSalus Compensation Plan. These hypothetical examples are not representative of the income, if any, that a ViSalus Distributor can or will earn through his or her participation in the ViSalus Compensation Plan. These figures should not be considered as guarantees or projections of your actual earnings or profits. Any representation or guarantee of earnings, whether made by ViSalus or a Distributor, would be misleading. Success with ViSalus results only from successful sales efforts, which require hard work, diligence, and leadership. Your success will depend upon how effectively you exercise these qualities.

VI-CABULARY

OPEN LINE: Production done outside anyone else in your team at your same rank.

VI-NET PRO: An optional suite of more advanced online marketing tools distributors may purchase and use to grow their ViSalus businesses.

11

The ViSalus

Compensation plan incorporates a variety of revolutionary concepts that give you the flexibility to build a stable organization…fast!

Business Building Advantages

Enroller & Placement Sponsor Relationship:

In tracking both of these relationships, ViSalus™ allows you to support your team by placement sponsoring Associates within your organization, while still earning many bonuses that follow the enroller tree as if each new Associate were placed frontline on your Level 1.

Waiting Room:

All new personally Enrolled and Sponsored Associates will remain in a Vi-Net “Waiting Room” on your Level 1 and can be repositioned one time within your organization within 60 days of their enrollment date. While new Associates are in the Waiting Room, all commissions and bonuses are still paid on the normal Weekly and Monthly Pay Cycles. This allows for very fast & strategic team building.

Rolling Qualification Volume (RQV):

Any new Associate who starts on or after the 15th of the monthly production period will have all the Qualification Volume (QV) generated within the remainder of their first month roll forward into the next full monthly production period. All Team Commissions and Bonus Volume (BV) follow the normal Monthly Pay Cycle. RQV does not apply to upline GQV. This ensures that all new Associates experience the best possible launch of their business regardless of what day of the month they enroll. Only volume from within the month the new Associate enrolled forward can be applied to RQV.

Rank Promotions:

ViSalus™ Rank Promotions run Weekly—Thursday nights at midnight pst. That means every week is a new opportunity to achieve the next position in the ViSalus Career Path.

Grace Period:

When you achieve a new Rank of Regional Director or above for the first time, you will remain at least at that Rank for two consecutive monthly production cycles. This benefit allows an Associate to advance through ranks quickly while still having enough time to train and develop their organization.

Prosperity Card:

Associates can elect to get paid via check or take advantage of the sleek–looking ViSalus Prosperity Card—a MasterCard branded debit card that offers fast access to earnings and simple online account management.

Direct Deposit:

In an effort to reward our top producing Distributors with easy access to bonuses and commissions, ViSalus offers Ambassadors the option to be paid each week via Direct Deposit. Have your weekly Bonuses and Commissions transferred directly into the bank account of your choice for convenient access to your ViSalus earnings.

VI-CABULARY

60% RANK CRITERIA: No more than 60% of the total required Rank Qualification Volume (QV) can come out of any single leg.

For example, a Regional Director can only count 60% of $12,500, or $7,500, in any one leg to qualify for that rank. Applies for Rank promotion and qualification only, and does not limit commissions.

ACTIVE: Must have a minimum of $125 PQV per month in Auto-Ship sales, OR $200 PQV per month in retail sales.This can be a combination of personal product purchases and/or personal

Customers. Distributors must be personally Active to qualify for Associate rank and above.

GQV: Group Qualification Volume. Total Qualification Volume of all sales generated within your team.

HIGH RANK/ PAID RANK/ MTD RANK: Distributors who have achieved a rank designation according to their performance will retain those titles indefinitely as their “High Rank,” even if they do not meet the specified bonus qualifications in a pay period.

The ViSalus Career Path

& Rank Qualifications

Associate (A): An Active ViSalus Distributor. Director (D): Remain Active, have 3 Legs of $125, and a total of $2,000 Group Qualification Volume (GQV) per month Regional Director (RD): Remain Active, have 3 Legs of $125, and a total of $12,500 GQV per month with 60% Rank Criteria. National Director (ND): Remain Active, have 3 Legs of $125, and a total of $40,000 GQV per month with 60% Rank Criteria. Presidential Director (PD): Remain Active, have 3 Legs of $125, and a total of $80,000 GQV per month with 60% Rank Criteria Ambassador (AMB): Remain Active, have 3 Legs of $125, and a total of $150,000 GQV per month with 60% Rank Criteria. One Star Ambassador: Help one person achieve Ambassador in any one of your legs. Does not have to be personally sponsored or enrolled. Two Star Ambassador: Help two people achieve Ambassador, each within a separate leg.

Three Star Ambassador: Help three people achieve Ambassador, each within a separate leg.

Four Star Ambassador: Help four people achieve the Rank of

Ambassador. The 4th Ambassador can be anywhere within a 4th leg, or within the organization of personal Enrollee that is placement sponsored within any of your previously existing legs. Cannot count more than one Ambassador from each enroller tree leg toward an Ambassador “Star.”

Five Star Ambassador: Help five people achieve the Rank of

Ambassador. The 5th Ambassador can be anywhere within a 5th leg, or within the organization of personal Enrollee that is placement sponsored within any of your previously existing legs. Cannot count more than one Ambassador from each enroller tree leg toward an Ambassador “Star.”

Royal Ambassador: Help at least 1 person achieve 3 Star Ambassador in each of 3 separate legs.

Crown Ambassador: Help at least 1 person achieve 5 Star Ambassador in each of 3 separate legs.

Global Ambassador: Help 5 people achieve 5 Star Ambassador. The first three must be in three separate legs. The fourth 5 Star Ambassador can be anywhere with leg 4, and the fifth 5 Star Ambassador can be anywhere with leg 5, OR they can be within the organization of a personal Enrollee that is placement sponsored within any of your previously existing legs. Cannot count more than one 5 Star Ambassador from each Enroller Tree Leg.

Free Enterprise at its finest! With ViSalus™, everyone has an equal opportunity and can promote themselves through the ViSalus Career Path at whatever pace they desire.

National Director Experience

The Founders of ViSalus invite New National Directors out to Beverly Hills for an “ND Experience” of a lifetime! Meet the Founders and Management Team on a personal level; get the straight talk on how to reach Ambassador; and get a taste of the Hollywood Lifestyle! This Experience itself is worth working toward ND!

Presidential Paradise Retreat

Once you reach Presidential Director, pack your bags and get ready for some sun, sand, and pampering as part of your Presidential Paradise vacation!

VI-CABULARY

However, they will be paid at the level at which they meet bonus qualifications for the pay period, known as their “Paid Rank.” “Month To Date (MTD) Rank” refers to the rank a Distributor holds based on the sales volume at that given moment within the pay period.

LEG: Each Independent Distributor sponsored on your Level 1 is considered a separate “Leg” to you.

You and your entire organization are one “Leg” to your sponsor.

OPEN LINE: Production done outside anyone else in your team at your same rank.

VI-NET PRO: An optional suite of more advanced online marketing tools distributors may purchase and use to grow their ViSalus businesses.

Vi-Net Pro also comes with a subscription to the Executive SUCCESS Club where Distributors get access to new personal development magazines, audios, & education every month.

Compensation Plan Q& A

What is Auto-Ship ?

An optional convenience program that allows Customers or Distributors to create a monthly standing order with ViSalus™. Your products will be delivered to you on a regular basis at wholesale price. You can set your order to be shipped on the 5th, 12th, or 19th of every month. You can place your Auto-Ship order on hold, change it, or cancel it at any time online, or by calling 1-877-VISALUS. (Please notify us at least 5 business days prior to your next scheduled Auto-Ship order.)

If I go inactive, what happens to my volume and my ViSalus organization?

You must be Active to earn commissions in any given pay period. If you are not Active, you miss any commission that could have been earned in that pay period. You can become Active again at any time and start earning commission on new sales within your organization. In order to maintain your ViSalus Distributorship, you must pay a $25 Annual Administration Free within 60 days of your enrollment anniversary, otherwise you are at risk of losing your Distributorship and organization.

Once I have earned commissions, how and when will I get paid?

With ViSalus™, you can get paid by check, or by ViSalus Prosperity Card. The Prosperity Card is a ViSalus branded MasterCard that comes with an online account management system, the ability to transfer commissions to a personal bank account, and can be used wherever MasterCard is accepted. Third party card fees do apply for the Prosperity Card. The ViSalus Weekly Pay Cycle is Friday through Thursday at midnight Pacific Standard Time and is paid on the following Monday! The Monthly Pay Cycle is paid on the 15th of the month, and is based on the previous month’s production.

Will taxes be taken out of my commissions?

As a ViSalus™ Distributor, you are self–employed, or an independent business owner. ViSalus does not take taxes out of your commissions, and will issue you a 1099 tax form at the end of the year. It is your responsibility to ensure that you seek appropriate tax advice.

How long should I expect to participate before I start to make an income?

ViSalus™ cannot ever guarantee that everyone will make an income with our opportunity. While everyone’s income goals are different, we recommend that you treat your ViSalus Distributorship as a business and that you dedicate the time and energy you feel are necessary to reach your goals. Remember that many bonuses within our Compensation Plan are paid weekly, so an action today may yield a commission as soon as Monday!

ViSalus Sciences Compensation Plan Summary

VISALUS SCIENCES RANK AND BONUS CRITERIA

RANKS	ASSOCIATE (A)	DIRECTOR (D)	REGIONAL DIRECTOR (RD)	NATIONAL DIRECTOR (ND)	PRESIDENTIAL DIRECTOR (PD)	AMBASSADOR (AMB)
QUALIFICATIONS	Must be Active: $125 PQV in Auto-Ship Sales or $200 PQV in Retail Sales per month	Remain Active 3 Active Legs $2,000 GQV /mo.	Remain Active 3 Active Legs $12,500 GQV /mo. (60% Rank Criteria)	Remain Active 3 Active Legs $40,000 GQV /mo. (60% Rank Criteria)	Remain Active 3 Active Legs $80,000 GQV /mo. (60% Rank Criteria)	Remain Active 3 Active Legs $150,000 GQV /mo. (60% Rank Criteria)
FAST START BONUSES (PAID WEEKLY)	$50	$100	$130	$155	$170	$180
Generational Override			+$15	+$10	+$10	+$10
TEAM COMMISSIONS (UNILEVEL WITH COMPRESSION) LEVEL 1	5%	5%	5%	5%	5%	5%
LEVEL 2	5%	5%	5%	5%	5%	5%
LEVEL 3		5%	5%	5%	5%	5%
LEVEL 4		5%	5%	5%	5%	5%
LEVEL 5			5%	5%	5%	5%
LEVEL 6			5%	5%	5%	5%
LEVEL 7				5%	5%	5%
LEVEL 8					5%	5%
LEADERSHIP DEPTH BONUS						2%–4% through Level 8 of 1st & 2nd Ambassador

Rising Star Achieve the Rank of Director in the first 30 days and earn additional rewards.

ViSalus Bimmer Club — **$600/month Lifetime BMW Bonus** *See Program Details for more information*

LEADERSHIP POOL

Earn a percentage of ViSalus' total company revenue by earning points in PD and AMB pools!

Leadership Pools consist of 2% BV of the previous month's company-wide production. PDs earn points in the 1% Pool. AMBs earn points in both the 1% PD and 1% AMB Pools. Points are earned according to a scale based on the highest Rank in each personally enrolled leg. Qualification for pool is based on Paid Rank. Bonuses are paid on the Monthly Pay Cycle.

1% BV | 1% BV 1% BV

SPECIAL PROMOTION! (LIMITED TIME)

Earn an extra bonus for achieving the rank of Ambassador and helping others in your team do the same.

Total possible Bonus is $1 Million. Promotion ends Dec 31, 2011. 60 Day Grace Periods do not apply.

Ambassador	3 Star AMB	5 Star AMB	Royal AMB	Crown AMB
$25,000	$100,000	$250,000	$500,000	$1,000,000
Paid over 12 months, 18 months to qualify	Paid over 12 months, 18 months to qualify	Paid over 18 months, 24 months to qualify	Paid over 24 months, 36 months to qualify	Paid over 24 months, 36 months to qualify

COMPENSATION PLAN TERMS & ADVANTAGES

QV: Qualification Volume. The amount of each product sale that counts toward qualifying for ViSalus Ranks.

BV: Bonus Volume. The amount of each product sale that counts toward bonuses and commissioning. In most cases ViSalus products offer "dollar for dollar BV." For example when you purchase a TSS weight loss program for $125, its counts at $125QV and $125BV.

PQV: Personal Qualification Volume. Total QV from all personal and customer orders tied to your ViSalus Distributor ID.

GQV: Group Qualification Volume. Total QV of all sales volume generated within your team.

ROLLING QV: Any new Associate who starts on or after the 15th of the month will have all QV generated within the remainder of their first month roll forward into the next full month's production. BV commissions follow the normal monthly pay cycle.

LEVEL: All "Active" Associates count as a level for your Team Commissions.

UNILEVEL COMPRESSION: A "Level" compresses everything from one Active Associate and above to another Active Associate and above.

RANK PROMOTION: ViSalus Rank Promotions run weekly on Thursdays at midnight.

GRACE PERIOD: When a new Rank of RD or above is achieved for the , the Associate will remain at least that Rank for two monthly production cycles.

60% RANK CRITERIA: No more than 60% of the total required Rank Qualification Volume (QV) can come out of any 1 leg. This is just for Rank promotion and qualification.

WAITING ROOM: All new personally Sponsored & Enrolled Associates will sit in a "Waiting Room" on Level 1 and can be repositioned within your team once anytime within 60 days of their enrollment date.

FIRST ORDER BONUS (PAID WEEKLY)

Earn more on product orders of new Distributors!

Enroller	20%
2nd Upline Enroller	10%
3rd Upline Enroller	5%
4th Upline Enroller	5%

First order Bonuses are paid out on the personal product orders placed by a new Associate at the time of their initial enrollment date and is paid to the first four Active upline Associates. Personal product purchased by Associates after their initial enrollment order will count toward Personal Customer and Team Commissions. Bonuses follow the ENROLLER tree. Must be "Active" to earn the bonus. Bonuses do "roll up" if an enroller is not "Active." Bonuses paid on the Weekly Pay Cycle. Commissions on all other product orders placed by a Customer or a Distributor are paid out in the Personal Customer and Team Commission percentages.

PERSONAL CUSTOMER COMMISSIONS

The more customers you have the more you earn!

$201–$500 BV	10%
$501–$1,000 BV	15%
$1,001–$2,500 BV	20%
$2,501+ BV	25%

Personal Customer Commissions are paid on the BV of all personal wholesale orders (outside your initial order), as well as personal Preferred and Retail Customer orders. The first $200 in personal BV per month is not applied to Personal Customer Comissions. All volume is imported at 100%QV. When the 15% Personal Customer Commission level is achieved, BV is imported at 80% for upline team commissions. When the 20% Personal Customer Commission level is achieved, BV is imported at 60% for upline team commissions. When the 25% Personal Customer Commission level is achieved, BV is imported at 40% for upline Team Commissions.

RISING STAR WEEKLY ENROLLER'S POOL (PAID WEEKLY) 2% BV

Become a Rising Star and earn a percentage of ViSalus' total company revenue!

Become a Rising Star	= 3 points	Each Additional $490 in QV above first $500	= Bonus 3 points
3 Preferred Customers*	= 3 points		
3 New Associates*	= 3 points	*Must total minimum of $500 QV	

Maximum of 20 points may be earned in the New Associates and Preferred Customer Pools.

2% BV from the previous 4 weeks of company wide production is placed into the Weekly Enroller's Pool. One quarter of this pool is paid each week. All production must fall within the same Weekly Pay Cycle to qualify. The Weekly Pay Cycle ends each Thursday midnight PST. The Bonus amount varies each week depending on total company BV and the number of people in the pool that week. The Enroller's Pool Bonus has a minimum of $75 in total earnings. This Bonus is available to any Active Distributor who enrolled with an Executive Success System and achieves the Rank of Director in their first 30 days to become a Rising Star.

AMBASSADOR STAR BONUS

Earn Bonuses On Vi-Net® Subscriptions

	1 Star AMB	2 Star AMB	3 Star AMB	4 Star AMB	5 Star AMB
1st Generation	$2	$2	$2	$2	$1
2nd Generation	$1	$1	$1		

Ambassador Star bonuses are paid to those who have achieved the AMB Star Ranks based on the number of Associates within their organization subscribed to the Vi-Net Pro/SUCCESS Club system. The Ambassador Star Bonus follows the Enroller Tree and is paid on the Monthly Pay Cycle according to current Paid Rank.

PAY CYCLES AND PAYMENT OPTIONS



- Receive your commissions via check or ViSalus Prosperity Card.
- **Weekly Pay Cycle:** Friday–Thursday night at Midnight PST. All weekly bonuses paid the following Monday!
- **Monthly Pay Cycle:** All monthly commissions from the previous month's production are paid on the 15th of the following month.

© 2010 ViSalus Sciences. All rights reserved. 1607 E. Big Beaver Rd. Ste. 110, Troy, MI 48083 • 877-VISALUS • www.visalus.com • D1010US-09

This sheet is a summary only. All compensation representations are subject to the current ViSalus policy and procedure and compensation manual.

VISALUS SCIENCES

Welcome To Financial Freedom

Discover Prosperity

As a ViSalus™ Independent Distributor, you’ll have the opportunity to work when and how you want to and make a real difference in people’s lives.

Imagine yourself:

A successful entrepreneur Working your own schedule • Having more time for family and friends Living the lifestyle of your dreams

Call your ViSalus™ Independent Distributor today and discover how you can achieve better Life, Health and Prosperity with ViSalus.

LIFE HEALTH PROSPERITY

©2011 ViSalus Sciences® All rights reserved. 1607 E. Big Beaver Rd. Suite 110, Troy, MI 48083 1-877-VISALUS D1047US-04